UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2013

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12651 High Bluff Drive, Suite 230 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 436-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           As previously disclosed, on July 15, 2013, the merger (the “Merger”) of a wholly-owned subsidiary of the registrant (the “Company”) with and into Ocera Therapeutics, Inc., a privately held Delaware corporation, was completed, with Ocera Therapeutics, Inc. surviving the Merger, becoming a wholly-owned  subsidiary of the Company and changing its name to Ocera Subsidiary, Inc. (“Subsidiary”). In connection with the Merger, the Company changed its name from Tranzyme, Inc. to Ocera Therapeutics, Inc. and effected a 12-to-one reverse stock split (the “Reverse Stock Split”).

Linda S. Grais, M.D., who had been the President and Chief Executive Officer of Subsidiary prior to the Merger became, effective as of the effective time of the Merger, President and Chief Executive Officer of the Company.  Dana S. McGowan, who had been the Chief Financial Officer and Secretary of Subsidiary prior to the Merger became, effective as of the effective time of the Merger, the Chief Financial Officer and Secretary of the Company.  As reflected in the Proxy Statement of the Company filed on June 10, 2013 with the Securities and Exchange Commission, no decision on the compensation of either of such individuals had been determined as of the date of such Proxy Statement.

Also effective as of the effective time of the Merger, Franck S. Rousseau, M.D., who served as Chief Medical Officer of the Company immediately prior to the Merger, became the Chief Medical and Development Officer of the Company. David Moore who served as Chief Business Officer of the Company immediately prior to the Merger continued in that position following the Merger.

On August 13, 2013, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated 2011 Stock Option and Incentive Plan (the “Plan”) to increase the maximum number of shares that may be issued under the Plan from 302,328 shares (after giving effect to the Reverse Stock Split) to 2,302,328 shares, an increase of 2,000,000 shares.  Such increase is anticipated to be presented to the stockholders of the Company for consideration at the next meeting of stockholders, the date of which has not yet been established.

On August 13, 2013, the Company’s Board of Directors also determined the compensation package for each of Dr. Grais and Ms. McGowan and amended the compensation package for Dr. Rousseau and Mr. Moore as follows:

Name	Salary	Target Bonus	# Options
Linda Grais, M.D.	$425,000	50%	491,550
Franck S. Rousseau, M.D.	$360,000	30%	226,000
David S. Moore	$300,000	30%	113,000
Dana S. McGowan	$265,000		15,000

With respect to the bonuses noted above, such bonuses will be payable based on a combination of total company and individual performance factors to be determined by the Company.  Total company performance is expected to be measured primarily on the degree to which pre-established operational objectives are met.  Individual performance will be evaluated based upon several individualized leadership factors.  The maximum bonus payable to an individual is the percentage of his or her salary as noted above.

The options described above were granted on August 13, 2013 pursuant to the terms of the Plan. The options have a ten year term and commenced vesting on August 13, 2013 according to the following schedule:  25% of the shares covered thereby will vest on August 13, 2014 and the balance of the shares covered thereby will vest in equal monthly installments over the succeeding three year period.  However, the exercise of such options is conditional upon stockholder approval of the above-described increase in the maximum number of shares of common stock available for issuance under the Plan. If stockholder approval of such increase is not obtained within twelve months from August 13, 2013, such options will expire by their terms on August 13, 2014. The exercise price under the options is $7.38 representing the “Fair Market Value” of the Company’s common stock on August 13, 2013, as determined in accordance with the Plan consistent with past practice.

Additionally, on August 15, 2013, the Company paid to Ms. McGowan, in her capacity as Chief Financial Officer and Secretary of Subsidiary prior to the Merger, a $30,000 bonus which had been approved by Subsidiary prior to the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2013	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
Linda S. Grais, M.D.
President and Chief Executive Officer